Exhibit 10.37


                              (ENGLISH TRANSLATION)


                            MEMORANDUM OF COOPERATION
        ESTABLISHMENT OF SHAANXI PROVINCIAL EDUCATIONAL RESOURCES CENTER


Dated: September 18, 2001

Attendance:       PARTY A
                  -------
                  Li Gen Juan, Director of Shaanxi Provincial Center for
                  Audio/Visual Education

                  Suan Pai Yau, Tin Pan, Wu Oi Juan (Deputy Directors of Shaanxi Provincial Center for Audio/Visual Education

                  PARTY B
                  -------
                  Lin Xiao Feng, President of Tengtu Culture & Education Electronics Development Co. Ltd.




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1.       Principle of Cooperation

         Based on "Operation Morning Sun"; and using the "Morning Sun Broadband Resources Center under NCAVE" and "Shaanxi Provincial Center for Audio/Visual Education" as the core, both Parties will jointly invest to establish the "Shaanxi Provincial Educational Resources Center" (hereinafter to be called "Center").

2.       Main tasks of the "Center"

                  (1) Implement the "School-To-School Link" project in the Shaanxi Province for the provision of Information Technology
                  (IT) education for all the elementary/secondary schools in the Province.

                  (2) Provide those schools that have already implemented "Operation Morning Sun - Phase I" with educational resources (network courses, courseware, learning materials, etc.).

                  (3) Provide the Ministry of Education (Shaanxi Province) with on-line office automation and administration functions.



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                  (4) Provide those elementary/secondary schools participating
                  "Operation Morning Sun" with Web portal platforms and services.

                  (5) Based on the guidelines and policy of the State Ministry of Education and NCAVE, propose and stipulate the on-line educational resources technology standard and regulation for the Shaanxi Province.

                  (6) Engage in the business of provision of educational resources from the National and Provincial Resources Centers, school portal application and maintenance services, establishment of "Operation Morning Sun" platforms.

                  (7) Distribute educational regulations, news and information pertaining to the Shaanxi Province.

3.       Establishment of the "Center"

         3.1      Network Environment

                         A. The "Ground Network" environment shall integrate with the projects associated with the Shaanxi Provincial Ministry of Education and Center for Audio/Visual Education.

                         B. Establishment of the Broadband Satellite Network shall comply with the distance learning transmission regulation set by the State Ministry of Education and NCAVE.

                         C. The "Center" shall support eh applications of dial-up networks and Local Area Networks (LAN) used by the schools.

                         D. Hardware design of the "Center" shall adopt an "open network function" approach.


         3.2 The "Center" shall eventually be able to link with the Central and Provincial Educational Resources Centers, and all the schools in the Province in order to mutually share the resources.

         3.3 Establishment of the Contents of Teaching Resources: establish the contents that meet the requirements of the Shaanxi Province and integrate them into the Center's "teaching Resources Database".

4.       Mutual Cooperation

         4.1 Both Parties agree to invest to organize a joint-venture company (the Center). Tengtu agrees in principle to invest the major establishment capital. The exact amount is subject to the extent of the project plan and target customer size, and this will be decided at the time a formal cooperation agreement is signed.

         4.2 The Shaanxi Provincial Center for Audio/Visual Education will seek the appropriate policy support and suitable funds from the Shaanxi Provincial Ministry of Education.

         4.3 A working team will be established for the preparation of the "Center". This Team will devise and propose a comprehensive cooperation and establishment scheme.

5.       Specific Preparation Items

                  (1) Ratio of investment share between the two Parties.

                  (2) Business Operation System and Method of Cooperation.

                  (3) Establishment technology scheme.

                  (4) Ways and means of participating this project by the various cities and regions in the Province.

                  (5) Organization structure and management team of the "Center" (Joint Venture Company).

                  (6) Coordination of the related policy, and preparation of documents for the establishment of the Center

                  (7) Budget for the establishment of the Center, and raising of the required capital.

                  (8) Devise detailed project schedule and arrangement.

6. Other omitted items will be added to the formal cooperation agreement in the future.



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Signed by: Lin Xiao Feng

Tengtu Culture & Education Electronics Development Co. Ltd.

September 19, 2001


















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